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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


The following is a list of the Registrant's subsidiaries as of March 14, 2000

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
              Name of Subsidiary                               Jurisdiction of Incorporation
              ------------------                               -----------------------------
         Verio West, Inc.                                                      Delaware
         Verio Pacific, Inc.                                                   Delaware
         Verio-Texas, Inc.                                                     Delaware
         Verio-Midwest, Inc.                                                   Colorado
         Verio Southeast, Inc.                                                 Delaware
         Verio East, Inc.                                                      Colorado
         Verio Web Hosting, Inc.                                               Utah
         Verio Operating, Inc.                                                 Delaware
         NTX, Inc. (d/b/a TABNet)                                              California
         TerraNet, Inc.                                                        Massachusetts
         Best Internet Communications, Inc.                                    California
         (d/b/a Hiway Technologies)
         RapidSite, Inc.                                                       Florida
         Internet Access Group, Inc.                                           Ohio
         Great Plains Net, Inc.                                                Ohio


         Qual.Net, Inc.                                                        Ohio
         Tinkelman Enterprises Inc. (d/b/a NYNet)                              New York
         Web Communications LLC (d/b/a WebCom)                                 California
         Verio Internet Holding B.V.                                           Netherlands
         WWW-Service Online-Dienstleistungen GmbH                              Germany
         digitalNATION, Inc.                                                   Virginia
         RapidSite Ltd.                                                        United Kingdom
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